                                                                       EXHIBIT 6

                FUTURE ADVANCE MORTGAGE, ASSIGNMENT OF LEASES AND
                               SECURITY AGREEMENT


               This Future Advance Mortgage, Assignment of Leases and
Security Agreement (as amended, modified, or supplemented from time to time, "this Mortgage") is made as of August 15, 1996, by ATRIA COMMUNITIES, INC., a Delaware corporation (hereinafter, together with its successors and assigns, called the "Company"), whose address is 3300 Providian Center, 400 West Market Street, Louisville, Kentucky 40202, in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association, as collateral agent (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below), whose address is One PNC Plaza, Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15265 (attention:
C. David Cook, Senior Vice President, Mail Stop: P1-POPP-06-3):

PRELIMINARY STATEMENTS:

(1) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

               (2) This Mortgage is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified from time to time, the "Credit Agreement"), among Atria Communities, Inc., a Delaware corporation (herein, together with its successors and assigns, the "Borrower"), the financial institutions named as lenders therein, and the Administrative Agent, as agent for the Lenders (as defined in the Credit Agreement), providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $200,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

               (3) The Borrower may from time to time be party to one or more Designated Interest Rate Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case its subsequent assigns, as a counterparty to any Designated Interest Rate Agreement (collectively, the "Interest Rate Creditors," and the Interest Rate Creditors together with the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided.

               (4) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

               (5) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Company shall have executed and delivered to the Collateral Agent this Mortgage.

               (6) The Company desires to execute this Mortgage to satisfy the conditions described in the preceding paragraph.

               NOW, THEREFORE, in consideration of the sum of $1.00, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, received to the Company's full satisfaction from the Collateral Agent, and in consideration of the payments or loans or advances or other credit facilities made or to be made hereafter to or for the benefit of the Borrower by the Secured Creditors, the Company DOES HEREBY MORTGAGE, CONVEY AND WARRANT unto the Collateral Agent, its successors and assigns, the real property situated in the City of Indianapolis, Marion County, Indiana, described in Exhibit 1 attached hereto and made a part hereof by reference;
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                                                                               2

               TOGETHER WITH all rights and easements now and/or hereafter created which are appurtenant to the real property described in Exhibit 1, including but not limited to those rights and easements more fully identified thereon, if any; and

               TOGETHER WITH all rights and leasehold interests under the leases, if any (the "Leases"), described in the instruments identified in
Exhibit 1, attached hereto and made a part hereof by reference; and

               TOGETHER WITH all and singular right, title and interest, including any after-acquired title or reversion, in and to all other ways, easements, streets, alleys, passages, water, water courses, riparian rights, rights, liberties and privileges thereof, if any, and in any way appertaining thereto; and

               TOGETHER WITH all rents, royalties, revenues, incomes, issues and profits accruing and to accrue therefrom; and

               TOGETHER WITH all buildings and improvements of every kind and description now or hereafter erected or placed thereon and all materials intended for construction, reconstruction, alteration and repairs of such improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the property subject to this Mortgage immediately upon the delivery thereof to the Premises (as hereinafter defined); all fixtures and articles of personal property now or hereafter owned by the Company and attached to, or located on, and used in the operation or management of the Premises, including but not limited to all machinery, cranes, motors, elevators, fittings, radiators, furniture, furnishings, apparatus, awnings, shades, blinds, office equipment, carpeting and other furnishings, and all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto; and all renewals or replacements thereof, proceeds therefrom, or articles in substitution therefor, whether or not the same are or shall be attached to such building or buildings in any manner; it being mutually agreed that all the aforesaid property owned by the Company and placed by it on the Premises shall, so far as permitted by law, be deemed to be fixtures and a part of the realty, security for the Indebtedness (hereafter defined) secured by this Mortgage and, as to the balance of the property aforesaid, this Mortgage is hereby deemed to be as well a security agreement for the purpose of creating hereby a security interest in such property, securing the Indebtedness, for the benefit of the Collateral Agent and the other holders from time to time of the Indebtedness secured hereby; and

               TOGETHER WITH all leases, written or oral, and all agreements for use or occupancy of all or any portion of the Real Property, together with any and all extensions and renewals thereof and any and all further leases, subleases, lettings or agreements (including subleases thereof and tenancies following attornment) upon or covering use or occupancy of all or any part of the Real Property (all such leases, agreements, subleases, and tenancies sometimes collectively referred to herein as the "Tenant Leases" and sometimes individually as a "Lease"); and

               TOGETHER WITH all of the rents, income, receipts, revenues, issues and profits now due or which may become due or to which Borrower may now or hereafter (including during the period of redemption, if any, following foreclosure of this Mortgage become entitled or may demand or claim, arising or issuing from or out of the Tenant Leases or from or out of the Real Property or any part thereof, including but not limited to: security deposits, minimum rents, additional rents, parking rents, deficiency rents and liquidated damages following default by the tenants thereunder, any premium payable by any tenant upon the exercise of a cancellation privilege contained in its Lease; all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Improvements; any and all rights and claims of any kind which Borrower has or hereafter may have against the tenants under the Tenant Leases and any subtenants and other occupants of the Real Property; any award granted Borrower after the date hereof in any court proceeding involving any tenant in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court; and any and all payments made by any tenant in lieu of rent (any and all such moneys, rights and claims identified in this paragraph referred to herein sometimes as the "Rents" and sometimes as the "Rent"); and

               TOGETHER WITH all proceeds of all insurance now or hereafter carried by, or payable to, Borrower with respect to the Premises, or otherwise now or hereafter payable with respect to any loss or damage of the Premises, and all claims or demands with respect thereto; and
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                                                                               3

               TOGETHER WITH all right, title, and interest of the Company in and to any management agreement pertaining to the Premises and all cash payments to be made to or for the account of Borrower pursuant thereto and any other proceeds thereof; and

               TOGETHER WITH all right, title and interest of the Company in and to any leases for equipment now or hereafter located at or used in connection with the Premises, including without limitation all leases for office equipment, maintenance and operating equipment, recreational equipment and fixtures, telephone equipment, furniture, and furnishings; and

               TOGETHER WITH all permits, licenses and franchises, and all contract rights and other intangibles now or hereafter owned by the Company and relating to the ownership, construction, use, operation, occupancy, or development of the Premises, including, without limitation, any plans, specifications, and drawings pertaining to the development thereof, and contracts with architects and contractors; and

               TOGETHER WITH all awards and other compensation heretofore or hereafter to be made to the present and all subsequent owners of the property subject to this Mortgage for any taking by eminent domain, either permanent or temporary, of all or any part of the Premises or any easement or appurtenance thereof, including severance and consequential damage and change in grade of streets, which such awards and compensation are hereby assigned to the Collateral Agent subject to the provisions of Section 15 hereof; the Company hereby appoints the Collateral Agent its Attorney-in-Fact, coupled with an interest, and authorizes, directs and empowers such Attorney, at the option of such Attorney, on behalf of the Company and its successors or assigns to collect and receive the proceeds thereof, to give proper receipts and acquittances therefor (but not to adjust or compromise the claim) and, after deducting reasonable expenses of collection but subject to the provisions of Section 15 hereof, to apply the net proceeds without penalty or premium as a credit upon any portion, as selected by the Collateral Agent, of the Indebtedness secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable or that such Indebtedness is otherwise adequately secured; and

               TOGETHER WITH all rights and interests in any real property (including leaseholds), located in the County and State in which the Premises is located, which is or may be used for the operation of assisted living and/or independent living communities operated or managed by the Company or any of its Affiliates, hereafter acquired by the Company.

               It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this Mortgage shall constitute a security agreement and the Borrower agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments the Collateral Agent may require from time to time to perfect or renew such security interest under the Uniform Commercial Code. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Premises and is to be filed for record in the Office of the County Recorder where the Premises (including such fixtures) are situated. The mailing address of the Borrower is set forth at the beginning of this Mortgage and the address of the Collateral Agent from which information concerning the security interest may be obtained is the address of the Collateral Agent set forth at the beginning of this Mortgage.

               The property, interests and rights hereinabove mentioned, whether owned in fee or held under lease, is hereinafter referred to as the "Real Property" to the extent that the same is realty, and as the "Personal Property Collateral" to the extent that the same is personalty. The Real Property and the Personal Property Collateral are collectively referred to herein as the "Property Covered by this Mortgage", except where Real Property and Collateral are specifically referred to.

               TO HAVE AND TO HOLD the Property Covered by this Mortgage with the appurtenances thereunto belonging unto the Collateral Agent, its successors and assigns, forever, for the purposes and uses herein set forth, until such time as all of the Indebtedness and obligations secured hereby shall have been paid in full.

               The Company covenants with the Collateral Agent, its successors and assigns, that at and until the ensealing of these presents: (i) the Company is well seized of and has a good and indefeasible estate in fee simple in the Real Property (other than the Real Property represented by the Leases), has a valid and subsisting leasehold estate in each of the properties covered by the Leases, has good title to the Personal Property Collateral, and has good right to
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                                                                               4

mortgage, warrant, bargain, sell and convey, and create a security interest in, the Property Covered by this Mortgage in manner and form as above written; (ii) the Company will warrant and defend the Property Covered by this Mortgage with the appurtenances thereunto belonging to the Collateral Agent, its successors and assigns, forever against all lawful claims, and demands whatsoever; (iii) the Property Covered by this Mortgage is free and clear of all liens and encumbrances except only those listed in Exhibit 2, attached hereto and made a part hereof by reference; (iv) the Property Covered by this Mortgage and the intended use thereof by the Company comply to the best of the Company's knowledge with all applicable restrictive covenants, zoning ordinances and building codes and flood disaster laws, and, to the extent that noncompliance therewith would materially adversely affect the ability of the Company to conduct its business on the Property Covered by this Mortgage, or the value or marketability of the Property Covered by this Mortgage, all applicable occupational, health and environmental and other applicable laws, rules and regulations of any other governmental authority whatsoever; and (v) the Company will execute, acknowledge and deliver all necessary assurances to the Collateral Agent of the title to the Property Covered by this Mortgage as provided above.

               The conditions of this Mortgage are such that the Company has executed and delivered this Mortgage for the purpose of securing the performance of its covenants and agreements contained herein and in any agreement or instrument made by it with respect to any Indebtedness secured hereby and to secure the payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), but not necessarily in the order set forth, of the following indebtedness, liabilities and obligations, now existing or hereafter arising, ratably:

         (a) the aggregate principal amount of $200,000,000, with interest thereon, as evidenced by the Notes, maturing on or prior to August 31, 2000 (unless such date is extended as provided in the Credit Agreement); and principal and interest on the Notes shall be payable as set forth therein and in the Credit Agreement;

         (b) all reimbursement obligations in respect of Letters of Credit issued for the account of the Borrower or any of its Subsidiaries pursuant to the Credit Agreement;

         (c) all obligations, liabilities and indebtedness of the Borrower under any Designated Interest Rate Agreement;

         (d) all sums expended or advanced by or on behalf of the Collateral Agent pursuant to any term or provision of this Mortgage or any other agreement or instrument relating to or securing any of the foregoing;

         (e) all advances or disbursements of the Collateral Agent with respect to the Property Covered by this Mortgage for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Property Covered by this Mortgage; and

         (f) all (i) other liabilities, obligations and indebtedness of the Borrower (or the Company, if the Company is not the Borrower) incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents to which any such person is a party (including without limitation (x) in the case of the Borrower, all such obligations and indebtedness of the Borrower under the Credit Agreement and (y) in the case of the Company (if the Company is not the Borrower), all such obligations and indebtedness under the Guaranty to which such Company is a party which relate to any of the foregoing), and the due performance and compliance by the Borrower and the Company (if the Company is not the Borrower) with all of the terms, conditions and agreements contained in the Credit Agreement and such other
               Credit Documents (all such obligations and liabilities under this clause (i), together with liabilities and obligations referred to in the foregoing clauses (a) and (b) above to the extent related thereto, being herein collectively called the "Credit Document Obligations"); and (ii) other obligations and liabilities of the Borrower and the Company (if the Company is not the Borrower) incurred under, arising out of or in connection with any Designated Interest Rate Agreement with any of the Secured Creditors including, in the case of the Company (if the Company is not the Borrower), all obligations of the Company under the Subsidiary Guaranty in respect of any Designated Interest Rate Agreement, and the due performance and compliance by the Borrower and the Company (if the Company is not the Borrower) with all of the terms, conditions and agreements
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                                                                               5

               contained therein (all such obligations and liabilities under this clause (ii), together with the liabilities and obligations referred to in the foregoing clause (c) above to the extent related thereto, being herein collectively called the "Interest Rate Obligations"); but only to the extent that the total unpaid indebtedness, liabilities and obligations referred to in this clause (f) and the preceding clauses (a) through (e), in the aggregate, exclusive of the interest thereon, does not exceed the maximum amount specified in this Mortgage, which is $200,000,000;

(all of such indebtedness, liabilities and obligations being collectively referred to hereinafter as the "Indebtedness"), and as security for the payment of the Indebtedness, the Company has granted to the Collateral Agent hereunder a lien against the Property Covered by this Mortgage. In accordance with the provisions of the Notes, the whole of the principal sum thereof then unpaid may be declared and become due and payable upon demand or upon the occurrence of an Event of Default hereunder or under the Credit Agreement. This Mortgage is given for the purpose of creating a lien on the Property Covered by this Mortgage and expressly is to secure the Indebtedness, ratably, including but not limited to future advances, whether such advances are obligatory or to be made at the option of the Lenders or otherwise, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of the Indebtedness may decrease or increase from time to time and the Lenders may hereafter, as described in this Mortgage, at any time after this Mortgage is delivered to the County Recorder for record, make additional loans or advances to the Borrower or otherwise make credit facilities (including Letters of Credit) available for the account of the Borrower or any of its Subsidiaries; provided, however, that the total unpaid balance secured at any one time shall not exceed $250,000,000, plus interest thereon and any disbursements made for the payment of taxes, levies or insurance on the Property Covered by this Mortgage with interest on such disbursements. Any such further loans or advances or credit facilities, with interest, shall be secured by this Mortgage. All advances made hereunder or under the Credit Agreement or any of the other Credit Documents and any modifications, extensions or renewals of any of the Indebtedness are and shall be made in accordance with the provisions of Indiana Code 32-8-11-9.

               Simultaneously with the execution of this Mortgage, the Company, as additional security for the payment of the Indebtedness, has sold, transferred and assigned to the Collateral Agent, its successors and assigns, as collateral security, all of its right, title and interest in and to certain equipment and other property by separate instrument entitled Security Agreement (herein, as amended or otherwise modified from time to time, the "Security Agreement"). Any breach or default by the Company under the provisions of the Security Agreement shall constitute a default hereunder.

               PROVIDED, NEVERTHELESS, that if the Indebtedness shall be paid in full when due, and if all of the provisions of the Credit Agreement, the other Credit Documents and the Designated Interest Rate Agreements shall be timely performed and observed, then the lien of this Mortgage and the interest of the Collateral Agent in the Property Covered by this Mortgage shall be released at the cost of the Company, but shall, except as otherwise provided herein, remain in full force and effect.

               The Company, intending to bind its successors and assigns, hereby covenants and agrees with the Collateral Agent, its successors and assigns, as follows:

               1. The Company (if it is the Borrower) shall pay the Notes issued by it according to their tenor and effect when due and owing and keep and perform or cause to be kept and performed all covenants, agreements, conditions and stipulations contained in such Notes or binding on the Borrower under the Credit Agreement, any of the other Credit Documents, or any Designated Interest Rate Agreement. The Company (if it is not the Borrower) will duly keep and perform all covenants, agreements, conditions and stipulations binding on the Company under the Subsidiary Guaranty or any of the other Credit Documents to which it is a party. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Indebtedness and this Mortgage and any requirement that the Collateral Agent or other holder of any of the Indebtedness secured hereby protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other person, or any collateral, or pursue any other remedy in the power of the Collateral Agent or other holder of any of the Indebtedness secured hereby.

               2. The Company shall maintain each of the Leases in full force and effect and shall duly and punctually perform all of its obligations thereunder.
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               3.     In order more fully to protect the security of this
Mortgage, the Company shall, subject to any provisions of the Leases requiring payment of such amounts thereunder, pay to the Collateral Agent, in addition to any amounts otherwise payable by the Company hereunder in respect of the Indebtedness hereby secured, and concurrently therewith but not less frequently than monthly (on the first day of each month) until the Indebtedness is fully paid, the following sums:

               (a) A sum equal to one-twelfth (1/12) of the estimated annual cost of all taxes, assessments and levies levied on the Real Property and one-twelfth (1/12) of the annual insurance premiums required to keep the buildings, fixtures and equipment of the Real Property insured as required by Section 10 hereof against loss or damage for the benefit of, with loss payable to, and in the manner and amount approved by, the Collateral Agent, which monthly payments shall be credited to an escrow account, held by the Collateral Agent, without interest accruing thereon, from which the Collateral Agent shall pay each of the such particular items. The amount of the estimated monthly payment under this section may be adjusted from time to time so that the amount deposited by the Company shall approximate the total sum required annually for such taxes, assessments, levies and insurance premiums. This adjustment shall be made on the demand of the Collateral Agent and any deficiencies shall be paid by the Company upon the Collateral Agent's demand. If funds in the escrow account are insufficient to pay any taxes, assessments, levies or insurance premiums and the Company has failed, refused or neglected to pay the same as they become due, the Collateral Agent may, but shall have no obligation to, pay the same plus any interest or penalties due thereon. Any such amount so paid by the Collateral Agent shall be added to the Indebtedness forthwith with interest at the rate specified in the proviso of Section 1.8(c) of the Credit Agreement (hereinafter referred to as the "Default Rate"). No later than ten days prior to the date when any installment of taxes and assessments is due, without penalty, interest, or delinquency, the Company shall present to the Collateral Agent the bill for any such installment of taxes and assessments and the Collateral Agent shall immediately draw a check on the escrow account, payable to the appropriate governmental authority, for the amount of such installment (to the extent such funds exist in the escrow account), and shall deliver such check to the Company. Upon receipt of such check by the Company, the Company shall pay and discharge the same, the Company shall submit to the Collateral Agent evidence of the due and punctual payment of such taxes, assessments, reassessments and other governmental charges as the Collateral Agent may require. Any deficiency in the fixed amount of any such aggregate monthly payment not paid as required shall constitute an Event of Default under this Mortgage. In the event of a sale of the Property Covered by this Mortgage, but without it being considered a waiver of any rights contained in Section 6 hereof, any such funds then on deposit with the Collateral Agent, automatically and without necessity of further notice or written assignment, shall be transferred to and held thereafter for the account of the new owner to be applied in accordance with the foregoing; provided, however, that in the event there are any defaults hereunder at the time of a sale of the Property Covered by this Mortgage, such funds may be used by the Collateral Agent to satisfy such defaults. Any excess funds accumulated remaining after payment of the items therein mentioned shall be credited to subsequent monthly payments of the same nature required hereunder, but if any such item shall exceed the estimate therefor, the Company shall upon demand forthwith make good the deficiency. Failure to do so before the due date of such item shall be a default hereunder. If the Property Covered by this Mortgage are sold under foreclosure or are otherwise acquired by the Collateral Agent after default, any remaining balance of the above accumulations shall, at the option of the Collateral Agent, be credited to the principal secured by this Mortgage as of the date such estates are acquired. The Company will also pay all taxes and assessments or charges which may be levied on the Indebtedness secured hereby or the interest therein excepting the federal income tax imposed under the laws of the United States and excepting state franchise and state income taxes. Any assessment which is payable in installments at the application of the Company shall, nevertheless, for the purposes of this section, be deemed due and payable by the Company in its entirety on the day the first installment becomes due or payable or a lien, unless the written approval of the Collateral Agent is obtained for any such installment payments of assessments.

               (b) Notwithstanding the provisions of Section 3.(a) above, (i) the Company shall have the right to contest in good faith any of such taxes and assessments upon posting with the Collateral Agent sufficient security, reasonably satisfactory to the Collateral Agent, for the payment thereof, with interest, costs and penalties, under written agreement conditioning payment of such contested taxes and assessments upon the resolution of such contest, or prior thereto if the continuance of such contest shall put the Property Covered by this Mortgage or any part thereof in jeopardy of tax sale or forfeiture; and
         (ii) so long as there exists no default in the payment of the Indebtedness or in the performance of any obligation, covenant or agreement herein
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                                                                               7

         contained or contained in the Notes or any other agreement between the Company or the Company and the Collateral Agent, the Company may make such payments of insurance premiums, taxes, assessments, levies, and other charges directly and without making the payments to the escrow account contemplated by Section 3.(a) above, but in the event of any such failure or default, the provisions set forth above providing for payments to such escrow account shall be fully applicable and in full force and effect.

               4. If at any time the United States or the State or Commonwealth in which the Real Property is located or any of their subdivisions having jurisdiction shall levy, assess or charge any tax (including, without limitation, documentary stamp or intangible tax), assessment or imposition upon this Mortgage, the Notes, Letters of Credit, or the credit or Indebtedness secured hereby or the interest of the Collateral Agent in the Real Property or upon the Collateral Agent by reason of or as holder of any of the foregoing, then the Indebtedness and the accrued interest thereon shall be and become due and payable at the election of the Collateral Agent; provided, however, that such election and the right to elect shall be unavailing if the Company lawfully may pay for such stamps or such tax, including interest and penalties thereon, to or for the benefit of the Collateral Agent and the other holders of the Indebtedness, and the Company elects to pay and does, in fact, pay when payable, for all such stamps or such tax, as the case may be, including interest and penalties thereon, prior to any such election by the Collateral Agent. The Company further agrees to deliver to the Collateral Agent, at any time, upon demand, evidence of citizenship and such other evidence as may be required by any government agency having jurisdiction in order to determine whether the obligation secured hereby is subject to or exempt from any such tax or any other governmental filing or reporting requirement.

               5.     Except for such encumbrances as may be described in
Exhibit 2 or as to which the Collateral Agent has otherwise specifically consented in or pursuant to Section 6 below, the Company shall keep the Property Covered by this Mortgage free and clear from all mechanics liens and statutory liens of every kind other than taxes and permitted assessments which may be a lien but not yet due and payable and the Company will not voluntarily create or permit to be created or filed against their respective interests in the Property Covered by this Mortgage, or suffer to exist, any mortgage lien or other lien or liens inferior or superior to the lien of this Mortgage (other than the lien or liens for real estate taxes and assessments not yet due and payable) or if filed, the Company will have the same discharged of record either by payment, the bonding thereof or other lawful means within 30 days after notice of filing and further, that the Company will keep and maintain the same free from all claims of all persons supplying labor, materials or services which will enter into or otherwise contribute to the construction of any and all buildings now being erected or which hereafter may be erected on the Real Property, notwithstanding by whom such labor or materials may have been contracted; provided, however, that the Company shall have the right to contest in good faith any such mechanics' lien or statutory lien upon posting with the Collateral Agent sufficient security satisfactory to the Collateral Agent, for the payment thereof, with interest, costs and penalties, under written agreement conditioning payment of such contested mechanics' lien or statutory lien upon the resolution of such contest, or prior thereto if the continuance of such contest or litigation shall put the Property Covered by this Mortgage or any part thereof in jeopardy of foreclosure sale or forfeiture for such lien.

               6. (a) The Company agrees that the Company shall not (i) sell, encumber (including, without limitation, by means of subordinate mortgage or lien upon the Property Covered by this Mortgage or any part thereof or interest therein), assign, lease or dispose of the Property Covered by this Mortgage or any part thereof or interest therein, except in accordance with, and to the extent permitted by, the terms and provisions of the Credit Agreement, or
(ii) amend, modify, terminate or surrender any Lease if the effect thereof would be to materially reduce the value of all properties then included within the Mature Property Pool, as defined in the Credit Agreement, or result in a default under any of the provisions of the Credit Agreement, or (iii) enter into any contract or agreement to do anything prohibited by clause (i) or (ii) of this
Section 6.(a), expressly including, without limitation, any land contract, lease/purchase, lease/option or option agreement without, in each such case, first obtaining the written consent of the Collateral Agent; except, however, that the Company shall have the right, without such consent, to remove and dispose of, free from the lien of this Mortgage, such personalty and equipment as from time to time may become worn out or obsolete, provided that (A) such removal is not prohibited by the Security Agreement or the Credit Agreement or the other Credit Documents; (B) simultaneously with or prior to such removal, such equipment shall, if required in order to continue operations on the Property Covered by this Mortgage at the same level of activity as prior to such removal, be replaced with equipment of like kind and quality, free from any security interest, lien or encumbrance not permitted under the provisions of the Credit Agreement or the other Credit Documents, and by such removal, the Company shall be deemed to have subjected the replacement equipment to the lien of this Mortgage or the Security Agreement, as the case may be; and (C) any net cash proceeds received from such disposition (not otherwise applied to the purchase of such replacement equipment) shall, if required pursuant to the provisions of the Credit Agreement and the Security Agreement, be promptly paid over to the Collateral Agent to be applied to the Indebtedness in such manner as may be provided in the Credit Agreement or the other Credit Documents. Any lease not actually approved by the Collateral Agent, shall, at the option of the Collateral Agent, be null and void and shall not grant any rights in the Property Covered by this Mortgage or any part thereof to the tenant named therein. In the event title to the Property Covered by this Mortgage, or any part thereof or interest therein becomes vested in a person or persons not approved by the Collateral Agent, the Indebtedness or any portion thereof held by any holder shall become due and payable in full at the option of such holder or holders thereof. In the event the Company's interest in the Property Covered by this Mortgage, or any part thereof, becomes vested in such person or persons other than the Company, the Collateral Agent may, without notice to the Company deal with such successor or successors in interest with reference to this Mortgage and the obligations hereunder in the same manner as with the Company, without in any way releasing, discharging or otherwise affecting the Company's liability hereunder, or the Indebtedness or obligations hereby secured.

               (b)    The consent of the Collateral Agent required under this
Section 6 may be refused by the Collateral Agent in its sole discretion or may be predicated upon any terms, conditions and covenants deemed advisable or necessary in the sole discretion of the Collateral Agent, including but not limited to the right to change the interest rate, date of maturity or payments of principal and/or interest due under the Notes, in accordance with the terms and provisions of the Credit Agreement applicable to changes of such nature, to require payment of any amounts as additional consideration as a transfer fee or otherwise and to require assumption of the Notes and this Mortgage.

               7. The Company shall keep and maintain in all material respects all buildings and improvements (including fixtures) and all apparatus and personal property owned by the Company now or hereafter situated on the Property Covered by this Mortgage at all times in good order, condition and repair, ordinary wear and tear excepted, and no buildings or substantial improvements on the Property Covered by this Mortgage shall be altered or demolished or removed by the Company without the prior written consent of the Collateral Agent (which shall not be unreasonably withheld, provided that the proposed alterations shall not materially and adversely affect the value of the Property Covered by this Mortgage or the utility of the Property Covered by this Mortgage for the purposes to which the same are presently devoted); provided, further, however, the Company may make alterations to the Property Covered by this Mortgage (including structural or material alterations to the buildings or improvements thereon) without such consent if such alterations do not materially reduce the value of all properties then included within the Mature Property Pool, as defined in the Credit Agreement, or result in a default under any of the provisions of the Credit Agreement. Notwithstanding the foregoing, the Company shall advise the Collateral Agent of any intended alterations to the Property Covered by this Mortgage which, in the aggregate, will cost more than $1,000,000 regardless of whether the consent of the Collateral Agent is required with respect thereto. In the event the Collateral Agent's consent is required, the Company in requesting such consent shall submit to the Collateral Agent plans and specifications for such alterations and a cost estimate prepared by the registered architect reasonably satisfactory to the Collateral Agent.

               8. The Company hereby acknowledges that the Indebtedness was incurred in good faith for full value received.

               9.     The Company warrants and represents that:

               (a) The Company is not now in default under any instruments or obligations relating to the Real Property and no party has asserted any claim of default against the Company relating to the Real Property.

               (b) The execution and performance of this Mortgage and the consummation of the transactions hereby contemplated will not result in any breach of, or constitute a default under, any mortgage, lease, bank loan, credit agreement, trust indenture or other instrument to which the Company is a party or by which it or any of its property (including, without limitation, the Real Property) may be bound or affected, nor do any such instruments impose or contemplate any obligations which are or may be inconsistent with any other obligations imposed on the Company under any other instrument heretofore or hereafter delivered by the Company.

               (c) As of the date hereof, there are no actions, suits or proceedings (including, without limitation, any condemnation or bankruptcy proceedings) pending or threatened against or affecting the Company or the Real Property, or which may adversely affect the validity or enforceability of this Mortgage, at law or in equity, or before or by any governmental authority, except as disclosed in writing to the Lenders prior to the date of execution and delivery hereof as contemplated by the terms and provisions of the Credit Agreement and the other Credit Documents, and the Company is not in default with respect to any writ, injunction, decree or demand of any court or any governmental authority affecting the Real Property.

               (d) All contracts, franchises, governmental approvals, and licenses required in order for the Company to conduct its business and maintain and operate the Property Covered by this Mortgage in compliance with applicable law and reasonable commercial practice are in full force and effect, and the Property Covered by this Mortgage currently is being operated in compliance with all applicable legal requirements in all material effects.

               (e) The Real Property is not "property" as defined in the Indiana Responsible Property Transfer Law (Indiana Code 13-7-22.5) ("IRPTL") and no disclosure document is required to be given by the Company to the Collateral Agent under the IRPTL in connection with the execution, delivery and recordation of this Mortgage.

               10. (a) The Company shall keep the improvements on the Real Property insured by a policy or policies of All Risk Replacement Cost Insurance against loss or damage by fire, flood and such other hazards, casualties and contingencies (including, but not limited to, extended coverage, vandalism and malicious mischief), in an amount of not less than the greater of (i) the full insurable value of the Real Property, or (ii) the amount necessary so that neither the Collateral Agent nor the Company shall be deemed a co-insurer of a loss, and for such length of time, as shall be required by the Collateral Agent, for the benefit of the Collateral Agent, as its interests may appear, and shall place and keep with the Collateral Agent a copy thereof and an original certificate thereof. The Company will also maintain flood insurance, if required, pursuant to a designation of the area in which the Real Property is located as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, in an amount of not less than the greater of
(A) the sum of the Indebtedness or (B) the amount necessary so that neither the Collateral Agent nor the Company shall be deemed a co-insurer of a loss, as well as comply with any additional requirements of the National Flood Insurance Program as set forth in such Act. In the event flood insurance in the required amount is not available, flood insurance in the maximum amount available shall be obtained.

               (b) The Company shall maintain for the mutual benefit of the Collateral Agent and the Company general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Real Property or any elevators therein and on, in or about the adjoining streets and passageways, such insurance to afford protection to the limits of not less than those then customarily carried with respect to premises similar in construction, general location, use and occupancy to the Real Property, but in no event less than a single limit amount of $5,000,000. All of such insurance shall be primary and non-contributing with any insurance which may be carried by the Collateral Agent.

               (c) In the event such coverage is provided as part of a blanket policy, then in such event the amount of the coverage specifically applicable to the Real Property shall be stated on the face of the policy. All insurance policies, to the extent of its interest, are to be for the benefit of and first payable in case of loss to the Collateral Agent as first mortgagee without contribution and the Company shall deliver to the Collateral Agent a copy of any renewal or replacement policies and original certificates thereof to the Collateral Agent at its office in Pittsburgh, Pennsylvania, or at such other place or to such other party as the Collateral Agent may, from time to time, designate in writing, before the date of such expiration or termination of any existing policy.

               (d) All insurance policies required by this Section 10 shall contain an express provision or endorsement which states the substance of the following in a manner acceptable to the Collateral Agent: "The policy of insurance shall not be cancelled, permitted to lapse by reason of non-renewal, altered, changed, amended or modified, nor shall any coverage therein be reduced, deleted, amended, modified, changed, or cancelled by either the party named as the insured, or the insurance company issuing this policy, without at least 30 days prior written notice having been given to PNC Bank, National Association, as collateral agent."

               (e) In the event of a loss under any policy of insurance maintained pursuant to Section 10.(a) which is in excess of $1,000,000, the Company shall not adjust or compromise such loss without the prior consent of Collateral Agent; provided, however, that if there then exists an Event of Default, the Collateral Agent is authorized and empowered, at its option and without the need for consent of the Company, to adjust or compromise any loss covered by any such insurance policies on the Property Covered by this Mortgage, and to collect and receive the proceeds therefrom. In all events, all amounts recoverable under any policy of insurance maintained pursuant to Section 10.(a) are hereby assigned to the Collateral Agent, which, after deducting from such proceeds any expenses incurred by it in the collection or handling thereof, shall apply the net proceeds, at its option, in any one or more of the following ways:

         (i) apply the same or any part thereof upon the Indebtedness, whether the Indebtedness be then matured or unmatured, in the manner and order of priority set forth in Section 22, or if any of the Indebtedness is not then due and payable, in such other manner and order of priority as the Collateral Agent may in its discretion elect;

         (ii) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine;

         (iii) use the same or any part thereof to replace and restore the Property Covered by this Mortgage to a condition satisfactory to the Collateral Agent; or

         (iv)  release the same or any part thereof to the Company.

The Collateral Agent is hereby irrevocably appointed by the Company as attorney for the Company to assign any policy to itself or its nominees in the event of the foreclosure of this Mortgage. In the event of foreclosure of this Mortgage, or other transfer of title of the Property Covered by this Mortgage in lieu of foreclosure, all right, title and interest of the Company in and to any insurance policies then in force shall pass to the purchaser or grantee thereof.

               (f) Notwithstanding the provisions of Section 10.(e), unless there then exists an Event of Default, in the event of damage to the Property Covered by this Mortgage, the Collateral Agent shall make the net proceeds of insurance covering such damage available to the Company for restoration of the Property Covered by this Mortgage.

               (g) Notwithstanding the provisions of Section 10.(e), unless there then exists an Event of Default, in the event of destruction or damage to the Property Covered by this Mortgage, the loans evidenced by the Notes shall be prepaid, within ten days of such damage or destruction, in an aggregate amount equal to the amount determined for the Property Covered by this Mortgage on the basis of the multiple (i.e. 5, 4.75 or 4) reflected in the maximum ratio contained in section 8.12(a) of the Credit Agreement applicable at the time (even if such section 8.12(a) shall no longer be in effect, having been superseded by section 8.12(b) of the Credit Agreement), times the Cash Flow from Operations, as defined in the Credit Agreement for the Property Covered by this Mortgage immediately prior to such damage or destruction. If the loans have been prepaid as aforesaid and there exists no Event of Default, the net proceeds of insurance shall be released to the Company. If the loans have not been prepaid as aforesaid and there exists no Event of Default, the net proceeds of insurance received by the Collateral Agent shall be applied first to satisfy the prepayment obligations of this Section 10.(g) with any remaining balance released to the Company. Upon receipt of such prepayment, and provide there then exists no Event of Default, the Company shall be entitled to have this Mortgage released of record. If there exists an Event of Default, then, notwithstanding prepayment having been made as required in this Section 10.(g), the Collateral Agent shall be entitled to apply the net proceeds of insurance as provided in
Section 10.(e).

               11. (a) The term "Hazardous Materials," as used in this Mortgage, shall mean any (i) hazardous wastes and/or toxic chemicals, materials, substances or wastes as defined by the Environmental Laws set forth in Subsection 11.(b); (ii) any "oil", as defined by the Clean Water Act (as defined in Subsection 11.(b) below), as amended from time to time, and regulations promulgated thereunder (including crude oil or any fraction thereof); (iii) any substance, the presence of which is prohibited, regulated or controlled by any other applicable federal or state or local laws, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling; (iv) any asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") in the form of electrical equipment, fluorescent light fixtures with ballasts, cooling oils or any other form, urea formaldehyde, atmospheric radon at levels over four picocuries per cubic liter; (v) any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, alkalis, acids, chemicals, pesticides, herbicides, sewage, industrial sludge or other similar wastes, (vi) industrial, nuclear or medical by-products; and (vii) underground storage tanks (whether filled or unfilled). As used herein, the term

 "Hazardous Materials" does not include (A) immaterial quantities of automotive motor oil leaked inadvertently from vehicles in the ordinary course of the operation of the Real Property and cleaned up in accordance with reasonable property management procedures and any applicable law, (B) immaterial quantities of substances customarily and prudently used in the cleaning and maintenance of the Real Property in accordance with any applicable law, (C) unused medical supplies maintained for use in the ordinary course of business of the Property Covered by this Mortgage, or (D) used medical supplies and infectious wastes to the extent they are stored in accordance with all applicable laws pending disposal off-site.

               (b) The term "Environmental Laws," as used in this Section 11, shall mean all present and future laws, statutes, ordinances, rules, regulations, orders, and determinations of any governmental authority, pertaining to health, protection of the environment, natural resources, conservation, wildlife, waste management, regulation of activities involving Hazardous Materials, and pollution, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("Superfund" or "CERCLA"), 42 U.S.C. SS. 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. SS. 9601(20)(D), the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. SS. 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act (the "Clean Water Act"), 33 U.S.C. SS. 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. SS. 7401 et seq., and the Toxic Substances Control Act, 15 U.S.C.
SS. 2601 et seq., as amended from time to time.

               (c) The Company shall, and the Company shall cause all employees, agents, contractors, and tenants of the Company and any other persons present on or occupying the Real Property to, keep and maintain the Real Property, including the soil and ground water thereof, in compliance with, and not cause or permit the Real Property, including the soil and ground water thereof, to be in violation of any Environmental Laws. Neither the Company nor any employees, agents, contractors, or tenants of the Company or any other persons occupying or present on the Real Property shall use, generate, manufacture, store or dispose on, under or about the Real Property or transport to or from the Real Property any Hazardous Materials.

               (d) The Company immediately shall advise Collateral Agent in writing of: (i) any notices from any governmental or quasi-governmental agency or authority of violation or potential violation of any Environmental Law received by the Company; (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law; (iii) all claims made or threatened by any third party against the Company or the Real Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as "Hazardous Materials Claims"); and (iv) discovery by the Company of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that could cause the Real Property to become contaminated by or with Hazardous Materials. Collateral Agent shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have its reasonable attorneys' and consultants' fees in connection therewith paid by the Company upon demand.

               (e) The Company shall be solely responsible for, and shall indemnify, defend, and hold harmless Collateral Agent, its directors, officers, employees, agents, successors and assigns from and against, any loss, damage, cost, expense or liability of whatever kind or nature, known or unknown, contingent or otherwise, directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence (whether prior to or after the date of this Mortgage) of Hazardous Materials on, in, under or about the Real Property (whether by the Company, a predecessor in title, any tenant, or any employees, agents, contractor or subcontractors of any of the foregoing or any third persons at any time occupying or present on the Real Property), including, without limitation:
(i) personal injury; (ii) death; (iii) damage to property; (iv) all consequential damages; (v) the cost of any required or necessary repair, cleanup or detoxification of the Real Property, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (vi) damage to any natural resources; and (vii) all reasonable costs and expenses incurred by Collateral Agent in connection with the foregoing clauses (i) through (vi), including but not limited to reasonable attorneys' and consultants' fees; provided, however, that nothing contained in this Section shall be deemed to preclude the Company from seeking indemnification from, or otherwise proceeding against, any third party including, without limitation, any tenant or predecessor in title to the Real Property. The covenants, agreements, and indemnities set forth in this Section shall be binding upon the Company and its successors and assigns, and shall survive each of repayment of the Indebtedness, foreclosure of the Property Covered by this Mortgage, and the Company granting a deed in lieu of foreclosure of the Property Covered by this Mortgage. Any costs or expenses incurred by Collateral Agent for which the Company is responsible or for which the Company has indemnified Collateral Agent shall be paid to Collateral Agent on demand, with interest at the default rate specified in the Credit Agreement from the date incurred by Collateral Agent until paid in full, and shall be secured hereby. Without Collateral Agent's prior written consent, the Company shall not enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Material Claims

               (f) In the event Collateral Agent reasonably determines that an investigation of the Real Property for the presence of Hazardous Materials (an "Environmental Audit") is necessary in order to maintain the value of the Collateral Agent's security in the Property Covered by this Mortgage, the Company shall retain, upon Collateral Agent's request, or Collateral Agent may retain directly, at the sole cost and expense of the Company, a licensed geologist, industrial hygienist or an environmental consultant (referred to hereinafter as the "Consultant") acceptable to Collateral Agent to conduct the Environmental Audit. Collateral Agent's determination to require an Environmental Audit shall be deemed reasonable at any time there is Default under any of the Loan Documents or in the event that Collateral Agent has received notice of the likely existence of Hazardous Materials upon or in the Real Property. The Environmental Audit shall be performed in a manner reasonably calculated to discover the presence of Hazardous Materials contamination taking into consideration the known uses of the Real Property and property in the vicinity of the Real Property and any factors unique to the Real Property. If the Company shall fail to pay for or obtain an Environmental Audit as provided for herein, Collateral Agent may, but shall not be obligated to, obtain the Environmental Audit, and the Company immediately and without demand shall repay all costs and expenses incurred by Collateral Agent in connection therewith, with interest at the default rate specified in the Note from the date of such payments or advances until paid in full, and such sums so advanced or expended, with interest as aforesaid, shall be secured hereby.

               (g) The Company shall cooperate with the Consultant and allow entry and access to all portions of the Real Property for the purpose of Consultant's investigation. the Company shall comply, at its sole cost and expense, with all recommendations contained in the Environmental Audit reasonably required to bring the Real Property into compliance with all Environmental Laws and any recommendation for additional testing and studies to detect the quantity and types of Hazardous Materials present, if Collateral Agent requires the implementation of the same.

               12. (a) The Company hereby does agree that the Real Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").

               (b) The Company does hereby agree to give prompt notice to Collateral Agent of the receipt by the Company of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

               13. In the event the Company shall fail to comply with any or all of its covenants, agreements, conditions and stipulations herein set forth, then the Collateral Agent shall after notice to the Company be and hereby is authorized and empowered at its option, but without legal obligation to do so, to pay or perform the same without waiver of any other remedy. In addition, the Collateral Agent is authorized and empowered at its option, but without legal obligation to do so, to enter, or have its agents enter, the Property Covered by this Mortgage whenever necessary for the purpose of inspecting the Property Covered by this Mortgage and curing any default hereunder. The Company agrees that the Collateral Agent shall thereupon have a claim against the Company for all sums paid by the Collateral Agent for such defaults so cured, together with a lien upon the Property Covered by this Mortgage for the sum so paid plus interest at the Default Rate.

               14. The Company shall not commit waste upon the Property Covered by this Mortgage or suffer waste to be committed thereon. The Company will keep the Property Covered by this Mortgage in good order and repair and in compliance in all material respects with any law, regulation, ordinance or contract affecting the Property Covered by this Mortgage and, from time to time, make all needful and proper replacements so that buildings, fixtures, machinery and appurtenances included in or on the Property Covered by this Mortgage and useful to the ownership and operation of the Property Covered by this Mortgage will at all times be in good condition, fit and proper for the respective purposes for which they were erected or installed. The Company shall observe and comply with all conditions and requirements necessary to preserve and extend any and all material rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Property Covered by this Mortgage or which have been granted to or contracted for by the Company in connection with any existing or presently contemplated use of the Property Covered by this Mortgage and shall obtain and keep in full force and effect all necessary governmental and municipal approvals as may be necessary from time to time to comply in all material respects with all mining, environmental and other requirements and with any and all conditions attached to the insurance relating to the Property Covered by this Mortgage and the condition thereof.

                  15. The Company will give the Collateral Agent immediate notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Property Covered by this Mortgage or any easement therein or appurtenance thereof, including severance and consequential damage and change in grade of streets, and will deliver to the Collateral Agent copies of any and all papers served in connection with any such proceedings. Except as provided in subsection (a) below, the Company agrees that all awards heretofore or hereafter made by any public or quasi-public authority to the present and all subsequent owners of the Property Covered by this Mortgage by virtue of an exercise of the right of eminent domain by such authority, including any award for taking of title, possession or right of access to a public way, or for any change of grade or streets affecting the Property Covered by this Mortgage, are, subject to the terms and provisions of the Leases, to the extent applicable thereto, hereby assigned to the Collateral Agent and the Collateral Agent at its option is hereby authorized, directed and empowered to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts therefor. After deducting from such proceeds any expenses incurred by the Collateral Agent in the collection or handling thereof, the Collateral Agent shall apply the net proceeds as follows:

                  (a) In the event of such a taking which the Collateral Agent determines, in its discretion, will not result in a temporary or permanent reduction in the Cash Flow from Operations, as defined in the Credit Agreement for the Property Covered by this Mortgage, immediately prior to such taking, and provided no default exists under the terms of this Mortgage, the Collateral Agent shall make the net proceeds of the taking available to the Company for restoration of the Property Covered by this Mortgage provided that the Company furnishes evidence to the Collateral Agent satisfactory to the Collateral Agent that the Company has the balance, if any, of funds necessary to complete restoration of the Property Covered by this Mortgage in accordance with plans and specifications approved by the Collateral Agent (which cost of restoration may be established by the certificate of an architect reasonably satisfactory to the Collateral Agent). If the net proceeds are less than $250,000, the Collateral Agent shall turn over the entire net award to the Company for restoration, and the Company agrees to restore the Property Covered by this Mortgage. If the net proceeds are $250,000 or more, the Collateral Agent shall hold such net award and any additional funds of the Company required to complete the restoration in trust and make such funds and proceeds available to the Company for the restoration and repair of the Property Covered by this Mortgage to a condition reasonably equivalent to their original condition and in accordance with plans and specifications approved in advance by the Collateral Agent. Such funds and proceeds shall be disbursed from time to time in an amount equal to the value of the work in place less a 10% retainage upon verification by the Company and the Collateral Agent of the amount and propriety of the work done and upon receipt by the Collateral Agent of executed partial lien waivers from all materialmen, contractors and subcontractors for such disbursement and otherwise in accordance with the Collateral Agent's usual disbursal procedures for construction loans. Final settlement shall be made when the Collateral Agent is satisfied that the damaged portion of the Property Covered by this Mortgage has been restored in accordance with plans and specifications previously approved by the Collateral Agent and upon receipt of final lien waivers from all materialmen, contractors and subcontractors engaged in such repair or restoration. Any such funds remaining after such restoration shall be released to the Company.

                  (b) In the event of such a taking which the Collateral Agent determines, in its discretion, will result in a temporary or permanent reduction in the Cash Flow from Operations, as defined in the Credit Agreement for the Property Covered by this Mortgage, immediately prior to such taking, the loans evidenced by the Notes shall be prepaid, within 30 days of such taking, in aggregate amount equal to the amount determined for the Property Covered by this Mortgage on the basis of the multiple (i.e. 5, 4.75 or 4) reflected in the maximum ratio contained in section 8.12(a) of the Credit Agreement applicable at the time (even if such section 8.12(a) shall no longer be in effect, having been superseded by section 8.12(b) of the Credit Agreement), times the Cash Flow from Operations, as defined in the Credit Agreement for the Property Covered by this Mortgage immediately prior to such taking. If the loans have been prepaid as aforesaid and there exists no Event of Default, the net proceeds shall be released to the Company. If the loans have not been prepaid as aforesaid and there exists no Event of Default, the net proceeds of condemnation received by the

         Collateral Agent shall be applied first to satisfy the prepayment obligations of this Section 15.(b) with any remaining balance released to the Company. If there exists an Event of Default, then, notwithstanding prepayment having been made as required in this Section 15.(b), the Collateral Agent shall be entitled to apply the net proceeds of insurance as provided in Section 15.(c). Upon receipt of such prepayment, and provide there then exists no Event of Default, the Company shall be entitled to have this Mortgage released of record.

                  (c) If an Event of Default exists at the time of any such taking, the Collateral Agent may apply the net award, at its option, in any one or more of the following ways:

                      (i) apply the same or any part thereof upon the
                  Indebtedness, whether the Indebtedness be then matured or unmatured, in the manner and order of priority set forth in
                  Section 22, or if any of the Indebtedness is not then due and payable, in such other manner and order of priority as the Collateral Agent may in its discretion elect;

                      (ii) use the same or any part thereof to fulfill any of
                  the covenants contained herein as the Collateral Agent may determine;

                      (iii) use the same or any part thereof to replace or
                  restore the Property Covered by this Mortgage to a condition satisfactory to the Collateral Agent; or

                      (iv) release the same or any part thereof to the Company.

The Company hereby covenants and agrees to and with the Collateral Agent, upon the request of the Collateral Agent to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning all such awards to the Collateral Agent, free and clear and discharged of any and all encumbrances of any kind or nature whatsoever except as above stated.

                  16. In the event an action shall be instituted to foreclose this Mortgage, or prior to foreclosure but after default, the Collateral Agent shall be entitled to the appointment of a receiver of the rents, issues and profits of the Property Covered by this Mortgage as a matter of right, with power to collect the rents, issues and profits of the Property Covered by this Mortgage due and becoming due during the period of default and/or the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents, issues and profits being hereby expressly assigned and pledged as security for the payment of the Indebtedness secured by this Mortgage without regard to the value of the Property Covered by this Mortgage or the solvency of any person or persons liable for the payment of the Indebtedness and regardless of whether the Collateral Agent has an adequate remedy at law. The Company for itself and for any subsequent owner hereby waives any and all defenses to the application for a receiver as above provided and hereby specifically consents to such appointment, but nothing herein contained is to be construed to deprive the holder of this Mortgage of any other right or remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver and the assignment of such rents, issues and profits is made an express condition upon which the Loans hereby secured are made. In such event, the court shall at once on application of the Collateral Agent or its attorney in such action, appoint a receiver to take immediate possession of, manage and control the Property Covered by this Mortgage, for the benefit of the holder or holders of the Indebtedness and of any other parties in interest, with power to collect the rents, issues and profits of the Property Covered by this Mortgage during the pendency of such action, and to apply the same toward the payment of the several obligations herein mentioned and described, notwithstanding that the same or any part thereof is occupied by the Company or any other person. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to and not in limitation of those provided by law and if there be no receiver so appointed, the Collateral Agent itself may proceed to collect the rents, issues and profits from the Property Covered by this Mortgage. From any such rents, issues, and profits collected by the receiver or by the Collateral Agent prior to a foreclosure sale, there shall be deducted the cost of collection thereof and the expenses of operation of the Property Covered by this Mortgage, including but not limited to real estate commissions, receiver's fee and the reasonable fees attorney, if any, and the Collateral Agent's attorney's fees, if permitted by law, and court costs, the remainder to be applied against the Indebtedness. In the event the rents, issues and profits are not adequate to pay all tax and other expenses of operation, the Collateral Agent may, but is not obligated to, advance to any receiver the amounts necessary to operate, maintain and repair, if necessary, the Property Covered by this Mortgage and any such amounts so advanced, together with interest thereon at the Default Rate from and after the date of advancement, shall be secured by this Mortgage and have the same priority of collection as the principal of the Indebtedness secured hereby.

                  17. No sale of the Property Covered by this Mortgage, no forbearance on the part of the Collateral Agent, no extension of the time for the payment of the Indebtedness and no change in the terms of the payment thereof consented to by the Collateral Agent shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Company hereunder or the original liability of the Borrower or any other obligor under any of the Indebtedness, either in whole or in part. No waiver by the Collateral Agent of any breach of any covenant of the Company herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. The failure of the Collateral Agent to exercise the option for acceleration of maturity and/or foreclosure (including sale under power of sale hereunder) following any default as aforesaid or to exercise any other option granted to the Collateral Agent hereunder in any one or more instances, or the acceptance by the Collateral Agent of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force with respect to any unremedied or uncured default. Acceleration of maturity once claimed hereunder by the Collateral Agent may, at the option of the Collateral Agent, be rescinded by written acknowledgement to that effect by the Collateral Agent, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect the grace period, if any. the Collateral Agent may pursue any of its rights without first exhausting its rights hereunder and all rights, powers and remedies conferred upon the Collateral Agent herein are in addition to each and every right which the Collateral Agent may have hereunder at law or equity and may be enforced concurrently therewith.

                  18. If any action or proceeding be commenced, to which action or proceeding the Collateral Agent is made a party by reason of the execution of this Mortgage or the Indebtedness, or in which it becomes necessary to defend or uphold the lien of this Mortgage, or the priority thereof or possession of the Property Covered by this Mortgage, or otherwise to perfect the security hereunder, or in any suit, action, legal proceeding or dispute of any kind in which the Collateral Agent is made a party or appears as party plaintiff or defendant, affecting the interest created herein, or the Property Covered by this Mortgage, including, but not limited to, bankruptcy, probate and administration proceedings, foreclosure of this Mortgage or any condemnation action involving the Property Covered by this Mortgage, all sums paid by the Collateral Agent for the expense of any litigation to prosecute and defend the rights and liens created hereby shall be paid by the Company, to the extent permitted by applicable law, together with interest thereon from the date of payment at the Default Rate. Any such sum and the interest thereon shall be immediately due and payable upon demand and be secured hereby, having the benefit of the lien hereby created, as a part hereof and its priority.

                  19. This Mortgage is hereby deemed to be as well a security agreement, within the meaning of the Uniform Commercial Code, for the purpose of creating hereby a security interest securing the Indebtedness in and to the Personal Property Collateral. Without derogating any of the provisions of this Mortgage, the Company by this Mortgage:

         (a) grants to the Collateral Agent a security interest in all of the Company's right, title and interest in and to all Personal Property Collateral, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with, the Real Property; the proceeds of the Personal Property Collateral are intended to be secured hereby; provided, however, that such intent shall never constitute an expressed or implied consent on the part of the Collateral Agent to the sale of any or all Personal Property Collateral except as provided in Section 6;

         (b) agrees that the security interest hereby granted by this Mortgage shall secure the payment of the Indebtedness;

         (c) agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Personal Property Collateral or any of the Company's right, title or interest therein without first securing the Collateral Agent's written consent, except as provided in
                  Section 6; the Collateral Agent may, at its sole option, require the Company to apply the proceeds from the disposition of the Personal Property Collateral in reduction of the Indebtedness secured hereby, except as provided in
                  Section 6.(a);

         (d) agrees that if any of the Company's rights in the Personal Property Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the written consent of the Collateral Agent, such transfer shall constitute a default by the Company under the terms of this Mortgage except as otherwise provided in
                  Section 6;

         (e) agrees that upon or after the occurrence of any default hereunder which is not remedied within the applicable grace periods contained herein, the Collateral Agent may, with or without notice to the Company, exercise its rights to declare the Indebtedness secured by the security interest created hereby immediately due and payable, in which case the Collateral Agent shall have all rights and remedies granted by law and more particularly the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personal Property Collateral, and for this purpose may enter upon any premises on which any or all of the Personal Property Collateral is situated, without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate the Personal Property Collateral or remove it therefrom; the Collateral Agent shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Personal Property Collateral for sale, lease or other use or disposition and to sell at public or private sales or otherwise dispose of, lease or utilize the Personal Property Collateral and any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses, including reasonable attorneys' fees and legal expenses, to the extent permitted by law, thereby incurred by the Collateral Agent and toward payment of the Indebtedness and all other indebtedness described in this Mortgage, in such order and manner as may be provided in Section 22 of this Mortgage or in the event such provisions are not applicable in such order and manner as the Collateral Agent may elect;

         (f) authorizes the Collateral Agent to file, in the jurisdiction where this Mortgage will be given effect, financing statements covering the Personal Property Collateral and at the request of the Collateral Agent, the Company shall join the Collateral Agent in executing one or more of such financing statements pursuant to the Uniform Commercial Code in a form satisfactory to the Collateral Agent and the Company shall pay the cost of filing the same in all public offices at any time and from time to time wherever the Collateral Agent deems filing or recording of any financing statements or of this Mortgage to be desirable or necessary; and

         (g) acknowledges that the Company, as of the date hereof, has joined the Collateral Agent in the execution of two Uniform Commercial Code financing statements, one to be filed with the Secretary of State of the State or Commonwealth in which the Real Property is located and the other to be filed with the Recorder of the County in which the Real Property is located.

                  20. Each remedy or right of the Collateral Agent shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or of a different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Collateral Agent.

                  21. If more than one property, lot, parcel, estate or interest is covered by this Mortgage, and if this Mortgage is foreclosed upon, or judgment is entered upon any obligation secured hereby, execution may be made upon any one or more of the properties, lots, parcels, estates or interests and not upon the others, or upon all of the same, either together or separately, and at different times or at the same time, and execution sales may likewise be conducted separately or concurrently, in each case at the Collateral Agent's election.

                  22. (a) In case of (i) foreclosure of this Mortgage in any court of law or equity, whether or not any order or decree shall have been entered therein, and to the extent permitted by law, a reasonable sum shall be allowed for attorney's fees of the Collateral Agent in such proceedings, for stenographer's fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien hereunder, and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Mortgage and be paid out of such rents, issues and profits or out of the proceeds of any sale made in pursuance of any such judgment or decree, or (ii) any other realization by the Collateral Agent upon or with respect to the Property Covered by this Mortgage or any part or portion thereof, the proceeds thereof shall be applied as follows:

                  (A) first, to the payment or reimbursement of the Collateral Agent for all costs and expenses of such suit or suits or other enforcement activities of the Collateral Agent, including, but not limited to, the costs of advertising, sale and conveyance, including attorneys', solicitors' and stenographers' fees, if permitted by law, outlays for documentary evidence and the cost of such abstract, examination of title and title report;

                  (B) second, to the extent proceeds remain after the application pursuant to preceding clause (A), to reimburse the Collateral Agent for all moneys advanced by the Collateral Agent, if any, for any purpose authorized in this Mortgage with interest at the Default Rate;

                  (C) third, to the extent proceeds remain after the application pursuant to preceding clause (B), an amount equal to the outstanding Indebtedness owed to the Secured Creditors shall be paid to the Secured Creditors as provided in Section 22.(c) with each Secured Creditor receiving an amount equal to its outstanding Indebtedness or, if the proceeds are insufficient to pay in full all such Indebtedness, its Pro Rata Share of the amount remaining to be distributed; and

                  (D) fourth, to the extent remaining after the application pursuant to the preceding clauses (A), (B) and (C), to the Company or to whomever may be lawfully entitled to receive such payment.

                  (b) For purposes of this Mortgage, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Indebtedness owed such Secured Creditor which is secured hereby and the denominator of which is the then outstanding amount of all Indebtedness secured hereby.

                  (c) All payments required to be made to the (i) Lenders hereunder shall be made to the Administrative Agent for the account of the respective Lenders and (ii) Interest Rate Creditors hereunder shall be made to the paying agent under the applicable Designated Interest Rate Agreement or, in the case of Designated Interest Rate Agreements without a paying agent, directly to the applicable Interest Rate Creditor.

                  (d) For purposes of applying payments received in accordance with this Section 22, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent for a determination (which the Administrative Agent agrees to provide upon request to the Collateral Agent) of the outstanding Credit Document Obligations and (ii) upon any Interest Rate Creditor for determination (which each Interest Rate Creditor agrees to provide upon request to the Collateral Agent) of the outstanding Interest Rate Obligations owed to such Interest Rate Creditor. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Lender and (y) no Designated Interest Rate Agreements or Interest Rate Obligations with respect thereto are in existence.

                  (e) It is understood that the Company shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Property Covered by this Mortgage and the amount of the sum referred to in clauses (A) and (B) of Section 22.(a) and (y) the aggregate outstanding amount of the Indebtedness.

                  23. The Collateral Agent, in making any payment herein and hereby authorized in the place and stead of the Company (a) relating to taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Property Covered by this Mortgage, may do so according to any bill, statement or estimate procured from the appropriate public authority without inquiry into the validity thereof; or (b) relating to any adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the validity of same; or (c) otherwise relating to any purpose herein and hereby authorized, but not enumerated in this section, may do so whenever, in its good faith judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Mortgage. In connection with any such payment, the Collateral Agent, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Company upon demand and shall be secured hereby.

                  24. Should the proceeds of any Loans made by any Lender to the Company, the repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by the Collateral Agent or any Lender, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Property Covered by this Mortgage or any part thereof, then the Collateral Agent shall be subrogated to such other liens or encumbrances and upon any additional security held by the holder thereof and shall have the benefit of the priority of all of the same.

                  25. The Company agrees, without affecting the liability of any person for payment of the Indebtedness or affecting the lien of this Mortgage upon the Property Covered by this Mortgage or any part thereof (other than persons or property explicitly released as a result of the exercise by the Collateral Agent of its rights and privileges hereunder), that the Collateral Agent, without notice, and without regard to the consideration, if any, paid therefor, and notwithstanding the existence at that time of any inferior liens thereon, may release as to itself and this Mortgage any part of the security described herein or any person liable for any Indebtedness secured hereby, without in any way affecting the priority of the lien of this Mortgage to the full extent of the Indebtedness remaining unpaid hereunder upon any part of the security not expressly released and may agree with any party obligated on the Indebtedness or having any interest in the security described herein to extend the time for payment of any part or all of the Indebtedness secured hereby. Such agreement shall not, in any way, release or impair the lien hereof, but shall extend the lien hereof as against the title of all parties having any interest in such security which interest is subject to such lien. In the event the Collateral Agent: (a) releases, as aforesaid, any part of the security described herein or any person liable for any Indebtedness secured hereby, (b) grants an extension of time for any payments of the debt secured hereby, (c) takes other or additional security for the payment thereof, or (d) waives or fails to exercise any right granted herein, in the Notes or in any related agreement, no such act or omission shall release the Company, subsequent purchasers of all or any part of the Property Covered by this Mortgage, any maker or surety of the Notes or any party to this Mortgage or any related agreement under any covenant therein, or preclude the Collateral Agent from exercising any right, power of privilege herein granted or intended to be granted in the event of any other default then made or any subsequent default.

                  26. If at any time the United States of America shall require internal revenue stamps to be affixed to any of the Notes or any other Indebtedness, the Company will pay (or cause the Borrower, if the Company is not the Borrower) for the same with any interest or penalties imposed in connection herewith.

                  27. To the extent services are required of the Collateral Agent's counsel after the date hereof, which are normally incident to the closing, amendment, alteration, and enforcement of this Mortgage, and all provisions herein contained, the Company shall, to the extent permitted by law, pay the reasonable fees therefor, promptly upon the rendering of such a bill and delivery thereof to the Company.

                  28. The Company agrees at all time to cause this Mortgage, and each amendment or modification hereof or supplement hereto, and financing statements covering personal property (and continuation statements in respect thereof), if necessary or appropriate under the Uniform Commercial Code, as in effect in the jurisdiction in which the Real Property is located, and all assignments of leases, to be recorded, registered and filed, and kept recorded, registered and filed, in such manner and in such places as appropriate, and shall comply with all applicable statutes and regulations in order to establish, preserve and protect the security and priority of this Mortgage, and such assignments and the rights of the Collateral Agent thereunder. The Company shall pay, or cause to be paid, all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance.

                  29. The Company acknowledges that it has received from the Collateral Agent without charge a true and correct copy of this Mortgage.

                  30. The Collateral Agent and its successors and assigns shall be entitled to all of the benefits of the indemnification provisions of the Credit Agreement and the other Credit Documents. All of the terms and provisions of Section 12.1 of the Credit Agreement (including any defined terms used therein) are by this reference thereto hereby incorporated into this Mortgage for the benefit of the Collateral Agent and its successors and assigns as fully as if written out at length herein, and any references in such section of the Credit to the "Borrower" shall be deemed to refer to, and constitute obligations of, the Company (if the Company is not the Borrower).

                  31. Neither this Mortgage, the Credit Agreement, the Notes, any other Indebtedness secured hereby, any of the other Credit Documents, or any of the Designated Interest Rate Agreements, are intended or shall be construed as creating a partnership or joint venture between the Company, on the one hand, and the Collateral Agent or any other holder of any of the Indebtedness, on the other hand; and the relationship of the Company and the Collateral Agent hereunder shall solely be that of borrower and collateral agent for Secured Creditors.

                  32. At the option of the Collateral Agent, this Mortgage shall become subject and subordinate in whole or in part (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to any or all leases and/or subleases of all or any part of the Property Covered by this Mortgage upon the execution by the Collateral Agent and recording thereof, at any time hereafter, in the appropriate recorder's office, a unilateral declaration to that effect.

                  33. To the extent permitted by law with respect to the Indebtedness secured hereby or any renewals or extensions thereof, the Company waives and renounces any and all homestead and exemption rights, as well as the benefit of all valuation and appraisement privileges, and also moratoriums under or by virtue of the constitution and laws of the jurisdiction in which the Real Property is located or any other state or of the United States, now existing or hereafter enacted.

                  34. All the covenants hereof shall run with the land. Nothing herein contained nor any transaction related hereto shall be construed or shall so operate, either presently or prospectively, to require the Company to pay interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate.

                  35. The Company shall execute, acknowledge and deliver any and all such further acts, conveyances, documents, mortgages and assurances as the Collateral Agent may reasonably require for accomplishing the purpose hereof forthwith upon the request of the Collateral Agent, whether in writing or otherwise. The Company, within ten days upon request by mail, shall furnish a written statement duly acknowledged of the amount due upon this Mortgage and the Indebtedness (both unpaid principal and accrued interest) and whether any offset or defenses exist against the Indebtedness, and any other information which might reasonably be requested in connection with the sale of the Indebtedness, or any portion thereof or interest therein, to any third party, or an audit of the Collateral Agent, and which may be relied on for such purposes.

                  36. Wherever notices may appropriately be given under this Mortgage, such notices shall be in writing and shall always be treated as having adequately been given if:

                  (a) when intended for the Company, five days after dispatch by Registered or Certified Mail return receipt requested, addressed to the mailing address, as set out herein or to such other address or to such other person, as the Company may from time to time, designate in writing; or

                  (b) when intended for the Collateral Agent, five days after dispatch by Registered or Certified Mail return receipt requested, addressed to the mailing address of the Collateral Agent as set out herein or to such other address or to such other person as the Collateral Agent may from time to time designate in writing.

                  37. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders. All of the covenants and agreements of "Company" herein contained are joint and several. All of the covenants and agreements herein contained shall bind the parties hereto and the benefits and advantages thereof shall also inure to their respective heirs, executors, administrators, successors and permitted assigns.

                  38. Any of the following occurrences or acts shall constitute an event of default under this Mortgage ("Event of Default"): (a) the Borrower fails to pay any of its Notes or any installment thereof or interest thereon when due or when declared due, subject to any applicable grace period provided therein; (b) an Event of Default under and as defined in the Credit Agreement shall have occurred; (c) the Company (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, at law, in equity or before any administrative tribunal, which have or might have the effect of preventing the Company from complying with the terms of this Mortgage), shall fail to observe or perform any of the Company's covenants, agreements or obligations under this Mortgage and, other than defaults in the observance or performance of its obligations under Section 10 hereof, such failure shall continue for 30 days after notice; (d) a default shall occur and continue to exist after the expiration of any applicable grace period under any other document, agreement or instrument between the Borrower or any Subsidiary Guarantor and the Collateral Agent or any Secured Creditor, with respect to any of the Indebtedness; (e) any representation contained herein or in the Credit Agreement or the Notes or made (or deemed made) by the Borrower or any Subsidiary Guarantor to the Collateral Agent or any of the Secured Creditors in connection with any of the Indebtedness shall prove to be untrue in any material respect on the date as of which made or deemed made; (f) the filing by the Company of a notice limiting the maximum principal amount secured by this Mortgage to an amount less than that specified in the future advance provisions of this Mortgage; or (g) the Borrower or any Guarantor of any part of the Indebtedness or any other obligation of the Borrower shall file a voluntary petition in bankruptcy or be adjudicated a bankrupt or insolvent, or the Borrower or any such Guarantor shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or protection for creditors, or the seeking, or the consenting by the Borrower or any such Guarantor to or acquiescing in the appointment of any trustee, receiver, conservator or liquidator of the Borrower or any such Guarantor, as the case may be, or of all or any substantial part of the Property Covered by this Mortgage or any or all of the rents, issues or profits thereof, or the making of any general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due, or the entry by a court of competent jurisdiction of any order, judgment or decree, which is not dismissed within 60 days thereafter, approving a petition filed against the Borrower or any such Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or protection for creditors, or the appointment, which appointment is not dismissed within 60 days thereafter, of any trustee, receiver, conservator or liquidator of the Borrower or any such Guarantor, as the case may be, or of all or any substantial part of the Property Covered by this Mortgage or of any or all of the rents, issues and profits thereof without the consent or acquiescence of the Collateral Agent.

                  39. Upon any Event of Default or any default by the Company as provided herein or in any other instrument evidencing or securing any of the Indebtedness then, in any of said events, at the option of the Collateral Agent (or, as may be provided in any instrument pursuant to which any such Indebtedness is created, at the option of any holder of any such Indebtedness), the whole or any applicable portion of the Indebtedness secured hereby shall become immediately due and payable, although the period specified for the payment thereof may not have expired, anything hereinbefore or in the Notes contained to the contrary notwithstanding and thereupon or at any time during the existence of such Event of Default or default, the Collateral Agent may proceed to foreclose this Mortgage or otherwise pursue any other right or remedy herein provided or otherwise available under applicable law.

                  40. The obligations of the Company under this Mortgage shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

                  (A) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from other Credit Documents, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

                  (B) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Mortgage except as expressly provided in such renewal, extension, amendment, modification, addition, supplement, assignment or transfer;

                  (C) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee;

                  (D) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

                  (E) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower, any Subsidiary Guarantor or any Subsidiary of any thereof, or any action taken with respect to this Mortgage by any trustee or receiver, or by any court, in any such proceeding, whether or not the Company shall have notice or knowledge of any of the foregoing.

                  41. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  42. THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE COLLATERAL AGENT HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF KENTUCKY EXCEPT TO THE EXTENT THAT THE LAWS OF THE JURISDICTION IN WHICH THE REAL PROPERTY IS LOCATED MANDATORILY APPLY.

                  43. (a) After the termination of the Total Commitment and all Designated Interest Rate Agreements, when no Note nor Letter of Credit is outstanding and when all Loans and other Obligations have been paid in full, this Mortgage shall terminate, and the Collateral Agent, at the request and expense of the Company, will execute and deliver to the Company a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Mortgage, and will duly assign, transfer and deliver to the relevant Assignor (without recourse and without any representation or warranty) such of the Personal Property Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage.

                  (b) So long as no payment default on any of the Indebtedness is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Company, release any or all of the Property Covered by this Mortgage, provided that (x) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed "permitted by the terms of the Credit Agreement" if the proposed transaction constitutes an exception contained in
Section 8.2 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders and (y) the proceeds of such Collateral are to be applied as required pursuant to the Credit Agreement or any consent or waiver entered into with respect thereto.

                  (c) At any time that the Company desires that the Collateral Agent take any action to give effect to any release of any or all of the Property Covered by this Mortgage pursuant to the foregoing Section 43.(a) or
Section 43.(b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective portion of or all of the Property Covered by this Mortgage is permitted pursuant to
Section 43.(a) or Section 43.(b). In the event that any part of the Property Covered by this Mortgage is released as provided in Section 43.(b), the Collateral Agent, at the request and expense of the Company, will duly release such part of the Property Covered by this Mortgage and assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such of the part of the Property Covered by this Mortgage as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Mortgage. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of all or any part of the Property Covered by this Mortgage by it as permitted by this section. Upon any release of all or any part of the Property Covered by this Mortgage pursuant to Section 43.(a) or Section 43.(b), none of the Collateral Agent or any of the Secured Creditors shall have any continuing right or interest in the same, or the proceeds thereof.

                  44. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Company and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 12.12 of the Credit Agreement, all of the Lenders), provided, however, that no such change, waiver, modification or variance shall be made to Section 22 hereof or this Section 44 without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lenders as holders of the Credit Document Obligations or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders and (y) with respect to the

Interest Rate Obligations, the holders of 51% of all obligations outstanding from time to time under the Designated Interest Rate Agreements.

                  45. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in Section 44 of this Mortgage or Section 12.12 of the Credit Agreement, this Section 45, and the duties and obligations of the Collateral Agent set forth in this Section 45, may not be amended or modified without the consent of the Collateral Agent.

                  46. The Company and the Collateral Agent each hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Mortgage or the transactions contemplated hereby.

                  47. IT IS SPECIFICALLY AGREED that time is of the essence with respect to this Mortgage and that the waiver of the rights or options, or obligations secured hereby, shall not at any time thereafter be held to be abandonment of such rights. Notice of the exercise of any right or option granted to the Collateral Agent herein, or in the Indebtedness secured hereby, is not required to be given.

                  NOW, THEREFORE, the condition of this Mortgage is: That if the Company or any other person primarily liable thereon shall pay the Indebtedness owed to the Secured Creditors and the Collateral Agent and any other holders of any of the Indebtedness and perform the covenants and agreements of the Company arising from such Indebtedness and if the Company shall perform all of the Company's covenants and agreements herein contained, then this Mortgage and the estate hereby granted shall be void and shall be released by the Collateral Agent in accordance with the provisions hereof respecting satisfaction and termination, at the cost and expense of the Company; otherwise the same shall remain in full force and virtue in law. In case of failure of the Collateral Agent to promptly so release this Mortgage, all claims for statutory penalties and damages are hereby waived.

                  IN WITNESS WHEREOF, the Company has caused this Mortgage to be executed and delivered as of the date first set forth above.

                                 ATRIA COMMUNITIES, INC., a Delaware
                                 corporation


                                 By:  /s/ J. Timothy Wesley
                                      _____________________________
                                      J. Timothy Wesley,
                                      Chief Financial Officer and Vice President
                                      of Development


Attest:  /s/ Nancy C. Chiles
         _____________________
         Print Name:  Nancy C. Chiles
         Title:  Director of Finance

COMMONWEALTH OF KENTUCKY  )
                          ) SS.:
COUNTY OF JEFFERSON       )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named ATRIA COMMUNITIES, INC., a Delaware corporation, by J. Timothy Wesley, its Chief Financial Officer and Vice President of Development, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and the free act and deed of him personally and as such officer.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Louisville, Kentucky, this 26th the day of August, 1996.
                           ----

                                          /s/ Teri L. Barnett
                                          ______________________________
                                                  Notary Public

This Instrument Prepared By:

Richard L. Reppert, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114

                                    EXHIBIT 1
                TO FUTURE ADVANCE MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT



616 - Heritage at Wildwood
File:  96M12953
96180347

Situated in the County of Marion, State of Indiana, identified as follows:

Lots Numbered 50, 51 and 52 "Warren Terrace", an Addition to the City of Indianapolis, the plat of which is recorded in Plat Book 22, page 28, in the Office of the Recorder of Marion County, Indiana.

EXCEPT, that part of Lot Numbered 52 conveyed to the State of Indiana being described as follows:

Beginning at the Northeast corner of said Lot 52; thence Southerly along the East line of said Lot, 57.2 feet; thence South 85 degrees 33 minutes West, 18.5 feet; thence North 30 degrees 59 minutes West, 68.1 feet to a point on the North line of said Lot; thence Easterly along the North line of said Lot, 53.3 feet to the point of beginning.

                                    EXHIBIT 2
                TO FUTURE ADVANCE MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT



                             Permitted Encumbrances



1. Any liens thereon for taxes, assessments, charges, excises, levies and other governmental charges which are not due and payable.

2. Zoning ordinances, if any.

3. Easement to Northern Indiana Power Company dated August 22, 1923 and recorded November 5, 1923 in Miscellaneous Record 142, page 532.

4. Commitments Concerning The Use Or Development Of Real Estate recorded March 18, 1992, as Instrument No. 92-31051.

5. Easements for public utilities and drainage over 5 foot strip in rear of lots as reserved in Restrictive Covenants Warren Terrace Addition dated August 26, 1940 and recorded January 20, 1941 in Miscellaneous Record 318, page 309, as shown on plat of subdivision recorded in Plat Book 22, page 28, and as shown on survey certified May 20, 1996, by Evan J. Evans, R.L.S. #910024, of Schneider Engineering Corporation, Project No. 01-96-024.

6. Building setback lines, shown on the plat recorded in Plat Book 22, page 28 and set forth in Restrictive Covenants Warren Terrace Addition recorded January 20, 1941 in Miscellaneous Record 318, page 309 and in Supplemental Amendments to Restrictive Covenants of Warren Terrace Addition recorded July 7, 1941 in Miscellaneous Record 324, page 370.

7. Commitments Concerning The Use Or Development Of Real Estate dated August 23, 1993 and recorded September 1, 1993 as Instrument No. 1993-0127391.